FORM OF EMPLOYMENT AGREEMENT
         THIS AGREEMENT, made and entered as of this ___ day of _______, 1998 ("Effective Date"), by and between Mid Atlantic Medical Services, Inc., a Delaware corporation with its principal executive offices at 4 Taft Court, Rockville, Maryland 20850 ("Company"), and ______________, an individual residing at ______________________________________ ("Executive");
         WHEREAS, the Company wishes to assure itself of the services of Executive for the period provided in this Agreement, and Executive is willing to serve in the employ of the Company on a full-time basis for said period;
         WHEREAS, the Company and Executive desire to set forth the amounts payable and benefits to be provided by the Company to Executive in the event of a termination of Executive's employment with the Company under the circumstances set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Employment. The Company agrees to continue Executive in its employ, and Executive agrees to remain in the full time employ of the Company, for the period stated in Section 3 hereof and upon the other terms and conditions herein provided.

     2. Position and Responsibilities. The Company employs Executive, and Executive agrees to serve, as a Senior Vice President of the Company on the conditions hereinafter set forth. Executive agrees to perform such services consistent with his or her position as shall from time to time be assigned to him by the Company's Chief Executive Officer, the Company's Board of Directors ("Board"), or another executive designated by the Board. Such duties may include the appointment of Executive as an officer and/or director of any present or future subsidiary or affiliate of the Company without any additional remuneration under this Agreement. Executive shall devote all of his or her business time, attention, skill, and efforts to the faithful performance of the duties hereunder.

     3. Term. The period of Executive's employment under this Agreement with the Company (i) shall commence for an initial period as of the Effective Date and remain in effect for one year.

     4. Compensation and Reimbursement of Expenses. For all services rendered by Executive in any capacity during employment under this Agreement (including, without limitation, services as an executive, officer, or director of the Company, or any subsidiary or affiliate of the Company, or as a member of any committee of the Board of Directors of the Company or any subsidiary or affiliate of the Company), the Company shall pay Executive as compensation (A) an annual salary ("Base Salary") and (B) such bonus for such period, if any, as may be awarded to Executive from time to time pursuant to any Bonus Plan adopted by the Company for its senior management or otherwise awarded by the Board or by a committee designated by the Board. Unless and until adjusted in accordance with regular Company compensation policies, Base Salary shall be not less the rate at which Executive is compensated on the Effective Date. The Company shall also reimburse Executive, in accordance with such policies and procedures as the Board may establish from time to time, for all reasonable travel and other expenses incurred by Executive in the performance of her or her obligations under this Agreement. Executive shall also be entitled to participate in any benefit plans established by the Company for which Company executives are or shall become eligible.

     5. Termination of Employment. Executive's employment under this Agreement may be terminated by the Company or Executive as follows:

         (a)      Disability.
                  (i) If Executive fails to perform his or her duties under this Agreement on account of Disability (as hereinafter defined), the Company may give notice to Executive to terminate this Agreement on a date not less than thirty (30) days thereafter ("Notice Period") and, if Executive has not resumed full performance of his or her duties under this Agreement within such Notice Period, then Executive's employment under this Agreement will terminate on the date provided in the notice ("Disability Termination Date").
                  (ii) During any period of Disability, the Company shall maintain and pay for health and other insurance benefits for Executive at least equal to those he had at the commencement of such Disability.
                  (iii) As used in this Agreement, the term "Disability" shall mean the complete inability of Executive to perform his or her duties under this Agreement by reason of his or her total and permanent disability, as determined by an independent physician selected with the approval of the Board and Executive.

          (b) Death. If Executive dies while employed under this Agreement, his or her employment under this Agreement will terminate as of the date of his or her death ("Date of Death"). Within thirty (30) days after the Date of Death, the Company shall pay to Executive's legal representative Executive's Base Salary as then in effect that has accrued to the last day of the month in which the Date of Death occurs. If the Executive dies while receiving payments pursuant to Section 5(c) below, said payment shall continue for the period remaining and shall be paid to the estate of the Executive.

          (c) Certain Other Events of Termination. In the event that (i) the Company terminates Executive's employment for any reason (other than because of death, Disability, or "just cause" (as hereinafter defined),
     (ii) Executive terminates his or her employment with the Company because of the Company's material breach of this Agreement, (iii) Executive terminates his or her employment with the Company because Executive's Base Salary, is reduced by an amount greater than 25% over the initial term of the contract from the amount on the Effective Date, (iv) Executive terminates his or her employment with the Company because the Company requires Executive to be based anywhere other than Executive's current location or within seventy-five (75) miles of the Company's principal executive offices (except for required travel on the Company's business), or (v) Executive terminates his or her employment with the Company because of a substantial reassignment of duties and responsibilities, then the Company shall pay Executive an amount equal to 12 months Base Salary paid in equal bi-weekly payments over a period of one year commencing on the Executive Termination Date and in accordance with the regular payroll practices of the Company. Payment made pursuant to this paragraph shall be the exclusive remedy provided to Executive and Executive shall not be entitled to any other severance benefit that the Company may provide or adopt.

          (d) Retirement. Executive shall be entitled to terminate his or her employment with the Company on, or at any date after, a date on which he is at least sixty-five (65) years old. Any date on which Executive elects to retire shall be referred to as the "Retirement Termination Date." The Company shall pay to Executive his or her Base Salary as then in effect that has accrued to the last day of the month in which the Retirement Termination Date occurs.


          (e)  Termination  by the Company  for Just Cause.

                    (i) The Company may  terminate  Executive's  employment  for
               "just cause" at any time by giving written notice thereof to Executive. (Except as provided below, the date of such notice is the "Just Cause Termination Date" unless otherwise provided in the notice). Within thirty (30) days after the Just Cause Termination Date, the Company shall pay to Executive his or her Base Salary as then in effect that has accrued to the Just Cause Termination Date. For the purposes of this subparagraph, "just cause" shall mean termination because of Executive's personal dishonesty, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or material breach of any provision of this Agreement. Unless otherwise determined by the Board, Executive shall have no right to receive compensation or other benefits under this Agreement after a termination for just cause.

                    (ii) Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for just cause pursuant to this
               Section 6(e) unless and until he shall have received a copy of a resolution duly adopted by the affirmative vote of a majority of the Board, at a meeting held for that purpose, declaring that in the good faith opinion of the Board one or more of the conditions set forth in clause (i) of this Section 6(e) has occurred and specifying the particulars thereof

     6. Confidential Information. Executive shall fully comply with and abide by the provisions of the Company's Employee Manual and other announced policies in effect from time to time, including those provisions relating to the protection of the Company's confidential information. The Company and Executive agree that the foregoing provision shall survive the termination of this Agreement for any reason whatsoever.

     7. Covenant Not To Compete. Executive covenants and agrees that, in consideration of the amounts to be paid Executive hereunder and other good and valuable consideration, for a period of one (1) year beyond the Executive Termination Date, Executive shall not be employed as an executive officer of, control, manage, or otherwise participate in the management of the business of a "significant competitor" of the Company. The term "significant competitor" shall mean any company or division of a company that, on Effective Date, directly or indirectly, is materially (10% or more of its revenues) engaged in the operation or management of a health maintenance organization or any other similar provider, payer or insurer for medical services. The Company and Executive agree that the terms and conditions of this Section 7 shall survive the termination of this Agreement following the Termination Date.

     8. Indemnification. Employee shall be entitled to indemnification to the full extent allowed by the Company's Certificate of Incorporation and Bylaws for third party claims and to advances for expenses in defending against such claims.

     9.  General Provisions.
         (a) Entire Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Company and Executive.
         (b) No Duty to Mitigate. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any amounts received from other employment or otherwise by Executive offset in any manner the obligations of the Company hereunder.
         (c) Nonassignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof is assignable by Executive, his or her beneficiaries, or legal representatives without the Company's prior written consent; provided, however, that nothing in this Section 11(d) shall preclude (i) Executive from designating a beneficiary to receive any benefit payable hereunder upon his or her death, or (ii) the executors, administrators, or other legal representatives of Executive or his or her estate from assigning any rights hereunder to the person or persons entitled thereto.
         (d) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified mail, return receipt requested, first-class postage prepaid, to the parties to this Agreement at the following addresses:
                  (i)      if to the Company at:
                           Mid Atlantic Medical Service, Inc.
                           4 Taft Court
                           Rockville, MD 20850
                           and
                  (ii) if to Executive at the address set forth on the signature page. or to such other address as either party to this Agreement shall have last designated by notice to the other party. All such notices and communications shall be deemed to have been received on the earlier of the date of receipt or the third business day after the date of mailing thereof.
         (e) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person, other than the parties to this Agreement or their respective successors or permitted assigns, any legal or equitable right, remedy, or claim under or in respect of any agreement or any provision contained herein.
         (f) Waiver. No provision of this Agreement may be amended, waived, discharged, or terminated except by an instrument in writing and executed by each party. Any waiver of enforcement of any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other provisions unless expressly stated in such instrument.
         (g) Amendment. This Agreement may be terminated, amended, modified, or supplemented only by a written instrument executed by Executive and the Company.
         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.
         (i) Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.
         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and Executive has signed this Agreement, all as of the Effective Date.
ATTEST:                                     MID ATLANTIC MEDICAL SERVICES, INC.
                                            By:
(Corporate Seal)                            Name:
                                            Title:
WITNESS                                     EXECUTIVE:



                                           Address: __________________________